EXHIBIT 99.1

Southwest Bank of Texas Completes Merger
with Lone Star Bank
Major Operations Center to Open in Downtown Dallas

     DALLAS (Feb. 2, 2004)...Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT), today announced the completion of its merger with Reunion Bancshares, Inc., the parent company of Lone Star Bank. Additionally, the Company announced its plan to open a full- scale operations center in downtown Dallas in the second quarter of 2004. The Company will continue to conduct business in the Metroplex as Lone Star Bank.

     “The merger, the local leadership of Terry Kelley and Joe Goyne, and the opening of an operations center demonstrate that we are making a strong commitment to being an integral part of the growth of the Metroplex,” said Paul B. Murphy, Jr., CEO of Southwest Bancorporation of Texas, Inc., parent company of Southwest Bank of Texas N.A. “The opening of an operations center of this scale is particularly important because it enables us to bring our highly regarded cash management services and products to North Texas. We believe we offer technology and an approach to banking that Texans appreciate, as is evidenced by our growth since our founding 14 years ago.”

     The combined Bank has 49 banking centers in Texas and over $6 billion in assets. It ranks as the third largest independent bank in Texas. With the addition of Lone Star, the Company has $4.6 billion in deposits, $3.8 billion in loans, and $499 million in shareholders’ equity based on December 31, 2003 numbers before purchase accounting adjustments.

     Terry Kelley, who was Chairman of BankOne’s southern region and a co-founder of Team Bank, will be chairman of the Metroplex. Joe Goyne, who led the growth of Lone Star Bank, will be president of the Dallas area.

     “We feel our people and products are a real differentiator, and the addition of an operations center will complement our approach by bringing even greater efficiencies to customers. We are not just merging with a bank, we are building a strong, independent bank with deep roots in the Dallas area,” said Kelley, who recently joined Southwest Bank of Texas.

     He added: “Even prior to our merger with Lone Star, we have been active in bringing our personal style of banking to the region and have been delighted with the reception from Metroplex business leaders. To date, we have over $125 million in loans outstanding, over $250 million in loan commitments, and relationships with over 40 area companies. People are already feeling the difference when banking with us.”

     “It is clear that we have the leadership team, great banking products, and a strong presence that will enable us to be a valued resource to personal and business customers,” said Scott McLean, who was president of JPMorgan Chase in Dallas for eight years and is now president of Southwest Bank of Texas. “Our decision to locate an operations center in the downtown area clearly indicates our understanding of the community and our commitment to using the Bank’s resources to be a part of the center city revitalization.”

     Located in the Southwestern Plaza Building at 1807 Ross between the Dallas Museum of Fine Art and the Fairmont Hotel, the 29,000 square-foot operations center will house lockbox, item processing, and technology infrastructure for the Bank’s Dallas-Fort Worth activities. The building has been retro-fitted to accommodate companies with significant computer operations. The facility also will be home to the Bank’s regional corporate offices.

     As of December 31, 2003, Lone Star Bank had $223 million in assets, $203 million in deposits, and $165 million in loans. In addition, Lone Star has five locations in key growth areas of the Metroplex. The Bank initially will have 85 employees in the Dallas area, including 35 new jobs created at the operations center. Operations will be fully combined later this year.

     “We believe the combination of these two banks will launch a different type of banking in this region,” said Goyne. “Both are firmly committed to customer service, delivering common sense financial solutions to their customers and being strong partners in the community. It is an exciting time for our bank and for this region.”

     Southwest Bancorporation of Texas, Inc., the parent company of Southwest Bank of Texas N.A., is the third largest independent bank holding company in Texas. The Company focuses on commercial lending, treasury management and investment services for businesses in the southwest, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company, with more than $6 billion in assets, has 49 full-service branches located throughout the Houston and Dallas metropolitan areas.

     Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation: (a) the effects of future economic conditions on the Company and its customers; (b) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (c) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (d) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; and (e) the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements.

Sarah Peterson, SVP Investor Relations & Corporate Communications
713-232-1115
speterson@swbanktx.com

Darren Craig, AVP, Corporate Communications Officer
713-232-1433
dcraig@swbanktx.com

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